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Exhibit 32.1

        The following certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. These certifications shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

        In connection with the Annual Report of Maui Land & Pineapple Company, Inc. (the "Company") on Form 10-k for the year ended December 31, 2009 as filed with the Securities and Exchange Commission (the "Report"), we, Warren H. Haruki and John P. Durkin, respectively, the Chairman & Interim Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WARREN H. HARUKI Warren H. Haruki Chairman & Interim Chief Executive Officer (Principal Executive Officer)
March 26, 2010 Date
/s/ JOHN P. DURKIN John P. Durkin Chief Financial Officer (Principal Financial Officer)
March 26, 2010 Date

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350